Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#13-09 International Plaza
Singapore 079903
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2023, relating to the consolidated financial statements of Society Pass Incorporated and its subsidiaries, appearing in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ OneStop Assurance PAC

OneStop Assurance PAC

August 18, 2023

Singapore